Exhibit 10.4

DocuSign Envelope ID: 42223E19-2CA1-4EF9-BD2E-7CE4019EB423

RESERVEBAR

US BEVERAGE ADVERTISING CORP
dba ReserveBar.com
426 Main Street, Suite F
Ridgefield, CT 06877

Marketing Proposal for Shinju Whisky

Deliverables	Duration	Unit	Qty	Unit Price	Total
Custom On Boarding Package • Creation of customized, enhanced brand page • Creation of customized, enhanced product pages for each brand SKU • Inclusion in the "New on ReserveBar" email blast following brand going live on the site • One non holiday dedicated email blast • One non holiday multi brand email blast • Bottle sold data once per quarter upon request • Assistance in placing "Buy Now Online" links on the brand web site and in digital marketing CTA's to optimize supplier conversion • Referrals to distributors, as needed, to expand the brand distribution footprint • Inclusion in ReserveBar's gifting program opportunities • Other promotional opportunities on preferential terms					
On Boarding Marketing Fee		1	1	$12,000	$12,000
Spirited Change Initiative - Fee Waiver					($12,000)
Net Marketing Fee					$0
Contingencies & Requirements					
1. Websites to include exclusive "Send a Gift Now" or "Buy Online Now" link to ReserveBar. Digital campaigns leveraging ReserveBar audiences to drive traffic directly to collection or product display pages on ReserveBar.					
Terms of the proposal are confidential and each party agrees not to disclose the information covered in this agreement.					

Accepted and Agreed:

By: [signature]
Name: Janon Costley
Title: COO

US BEVERAGE ADVERTISING CORP

DocuSigned by:
By: Brian J Schmidt
Name: Brian Schmidt
Title: VP, Acquisition & Retention
9/22/2020